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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 7, 1996



  Commission File Number: 0-24780          Commission File Number: 33-73002-01


           PROTECTION ONE, INC.         PROTECTION ONE ALARM MONITORING, INC.
           6011 Bristol Parkway                 6011 Bristol Parkway
       Culver City, California 90230        Culver City, California 90230
       (Exact name of registrant as          (Exact name of registrant as
        specified in its charter)             specified in its charter)

                 Delaware                              Delaware
      (State or other jurisdiction           (State or other jurisdiction
    of incorporation or organization)      of incorporation or organization)

                93-1063818                            93-1064579
  (I.R.S. employer identification no.)  (I.R.S. employer identification no.)

           6011 Bristol Parkway                  6011 Bristol Parkway
       Culver City, California 90230        Culver City, California 90230
      (Address of principal executive      (Address of principal executive
        offices, including zip code)         offices, including zip code)

              (310) 338-6930                       (310) 338-6930
      (Registrant's telephone number,      (Registrant's telephone number,
           including area code)                 including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 28, 1996, One Alarm Monitoring, Inc., a Delaware corporation ("Monitoring"), acquired all of the outstanding capital stock of Metrol Security Services, Inc., a Delaware corporation ("MSS"), from The Buckey Family Trust and the other existing stockholders of MSS (collectively, the "Sellers"), pursuant to an Agreement for Purchase and Sale of Stock dated as of May 23, 1996, as amended (the "Purchase Agreement"), among MSS, the Sellers, Monitoring and Protection One, Inc. ("POI").

         MSS and its subsidiaries (collectively, "Metrol") sell, install, service and monitor security alarm systems and provide guard and patrol services to residential and commercial subscribers in Arizona and New Mexico.

         At the closing of the sale (the "Closing"), Monitoring paid to the Sellers $15,103,591 in cash, subject to certain post-closing adjustments, and delivered to the Sellers 417,885 shares of POI's Common Stock (the "POI Shares") having an agreed upon value of $6 million. In addition, at the Closing Monitoring repaid an aggregate of $15,745,000 of Metrol's bank and other third party debt.

         Pursuant to the Purchase Agreement, the Sellers have agreed to indemnify Monitoring against certain liabilities and obligations relating to Metrol, including certain tax and employee claims. In accordance with the terms of an Escrow Agreement entered into in connection with the Purchase Agreement, $3 million of the cash portion of the purchase price has been placed in an escrow to secure such indemnification obligations.

         The cash portion of the purchase price for the Metrol stock and the refinancing of Metrol's third party debt at the Closing was funded with borrowings under Monitoring's revolving credit facility with Heller Financial, Inc. as agent for itself, Banque Nationale de Paris and Merita Bank. The amount of the purchase price was determined in arm's-length negotiations between Monitoring and POI and the Sellers, and the acquisition was accounted for under the purchase method of accounting.

         As required by the Purchase Agreement, the offer and sale of the POI Shares by the Sellers has been registered by POI under the Securities Act of 1933.

         The Purchase Agreement, the Escrow Agreement and a Registration Rights Agreement between POI and the Sellers relating to the registration of the POI Shares are filed as exhibits to this report and are incorporated herein by this reference.


ITEM 5.  OTHER EVENTS

         On June 7, 1996, the Registrants issued a press release announcing that the maximum amount available for borrowing under the Registrants' revolving credit facility (the "Revolving Credit Facility") had been increased to $100 million, that the maturity date of such facility had been extended to June 3, 2000 and that the terms of such facility had been otherwise amended. A copy of such press release is filed as an exhibit to this report.



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 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         The following financial statements, pro forma financial information and exhibits are filed as a part of this Report.

         (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

              It is impracticable at this time to file the required financial statements for the acquired business. Such statements will be filed as soon as they become available, but in no event later than August 27, 1996.

         (b)  PRO FORMA FINANCIAL INFORMATION

              It is impracticable at this time to file the required financial statements for the acquired business. Such statements will be filed as soon as they become available, but in no event later than August 27, 1996.

         (c)  EXHIBITS

              2.1 Agreement to Purchase and Sell Stock dated as of May 23, 1996, among MSS, the persons named therein as the "Shareholders" (the "Shareholders"), Monitoring and POI.(1)

              2.2 Amendment No. 1 to Agreement dated as of June 28, 1996, among MSS, the Shareholders, Monitoring and POI.(2)

              2.3 Escrow Agreement dated May 31, 1996, among MSS, the Shareholders, Monitoring, POI and First National Bank of Denver, N.A. as the Escrow Agent.

              99.1 Registration Rights Agreement dated as of June 28, 1996, among POI and the Shareholders.

              99.2  Press Release issued by POI and Monitoring on June 7, 1996.


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      (1)   Incorporated by reference to Exhibit 2.1 to Registration Statement on Form S-3 (Commission File No. 33-5849) filed by Protection One, Inc. with the Securities and Exchange Commission on June 12, 1996.

      (2) Incorporated by reference to Exhibit 2.1 to Registration Statement on Form S-3 (Commission File No. 33-5849) filed by Protection One, Inc. with the Securities and Exchange Commission on June 12, 1996.





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      PROTECTION ONE, INC.
                                      PROTECTION ONE ALARM MONITORING, INC.


                                      By:     JOHN W. HESSE
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                                              John W. Hesse
                                              Executive Vice President
                                              and Chief Financial Officer









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